UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 1, 2011 (March 31, 2011)

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-07541	13-1938568
(State of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Brae Boulevard

Park Ridge, New Jersey 07656-0713

(Address of principal executive
offices, including zip code)

(201) 307-2000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR

On March 28, 2011, certain amendments to the Amended and Restated By-Laws, effective as of August 12, 2009 (the “By-Laws”) of The Hertz Corporation (the “Company”) were approved by the Company’s board of directors (the “Board”) and became effective as of March 31, 2011.  The amendments modified the By-Laws in the following principal respects:

•                  Section 3.01 of the By-Laws (Committees:  How Constituted) is amended to provide that the Board shall have an Executive Committee, a Compensation, Nominating and Governance Committee and an Audit Committee;

•                  Section 3.02 of the By-Laws (Committees:  Powers) is amended by replacing each reference to the “Executive and Governance Committee” with the words “Executive Committee”; and

•                  Section 4.03 of the By-Laws (Officers:  Salaries) is amended by replacing each reference to the “Compensation Committee” with the words “Compensation, Nominating and Governance Committee”.

The foregoing description of the amendments to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of Amended and Restated By-Laws, effective as of March 31, 2011, a copy of which is filed as Exhibit 3.4 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following Exhibits are filed herewith as part of this report:

Exhibit	Description

3.4	Amended and Restated By-Laws, effective as of March 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERTZ CORPORATION
(Registrant)

By:	/s/ Elyse Douglas
Name:	Elyse Douglas
Title:	Executive Vice President and Chief Financial Officer

Date: April 1, 2011